UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2013

EXOPACK HOLDING CORP.
(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Executive Officer

On April 1, 2013, Exopack Holding Corp. (the “Company”) appointed Carla Stucky as its Chief Accounting Officer, effective April 1, 2013.

Ms. Stucky, age 45, served as Chief Financial Officer of Avantair, Inc. (“Avantair”) from August 2012 to March 2013. Previously, Ms. Stucky served as Corporate Controller of Avantair from October 2011 to August 2012. Prior to joining Avantair, Ms. Stucky was the Vice President, Corporate Controller and Chief Accounting Officer at Sterling Chemicals, Inc. from August 2008 through September 2011 and Corporate Controller at Sterling Chemicals, Inc. from December 2007 to August 2008. Ms. Stucky served as Corporate Controller for Outsource Partners International, Inc. from July 2006 through November 2007, Director of Finance for Hempel A/S from April 2005 to July 2006, Assistant Controller for Nabors Industries, Ltd, from April 2003 to March 2005 and Director of Reporting and Corporate Accounting for Live Nation Entertainment, Inc. from May 1999 to March 2003. Ms. Stucky also held various positions in the audit practice of PricewaterhouseCoopers from January 1994 to May 1999. Ms. Stucky is a Certified Public Accountant and earned her Bachelor of Business Administration in Finance at Oklahoma State University. As of the date of this Current Report on Form 8-K, Ms. Stucky does not hold a directorship with any reporting company. Ms. Stucky has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company.

Ms. Stucky will receive an annual base salary of $245,000, paid on a monthly basis. Ms. Stucky is eligible for a target incentive bonus of 40% of her base salary based on the earnings performance of the Company with a maximum bonus of up to 200% of her target bonus. The Company has also agreed to pay certain relocation costs of Ms. Stucky.

In connection with the Company's appointment of Ms. Stucky as Chief Accounting Officer, the Company will negotiate the terms and conditions of a separation benefit agreement with Ms. Stucky. The separation benefit agreement is expected to be similar in content to separation benefit agreements currently in place with other similarly situated executive officers of the Company. Ms. Stucky's separation benefit agreement is expected to provide that, in the event Ms. Stucky is terminated without cause, Ms. Stucky will be entitled to continued medical and dental insurance coverage for a negotiated period of time, payment of her then-existing base salary for a negotiated period of time and an amount equal to the pro-rated bonus that Ms. Stucky would have earned for such period of time prior to her separation from the Company. Ms. Stucky's separation benefit agreement is expected to require Ms. Stucky to abide by certain non-competition and non-solicitation covenants, and any payments to which Ms. Stucky is entitled under the separation benefit agreement will be conditioned upon Ms. Stucky's compliance with such covenants. The Company will file Ms. Stucky's executed separation benefit agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: April 5, 2013	By:	/s/ Jack E. Knott
Name: Jack E. Knott
Title: Chairman and Chief Executive Officer